SCHEDULE 14A

                                 (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
              EXCHANGE ACT OF 1934 (AMENDMENT NO. _____________)

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          UMB SCOUT BALANCED FUND, INC.
   -----------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)
                                    (specify)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a96(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:
[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:


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                          UMB SCOUT BALANCED FUND, INC.

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                        IMPORTANT SHAREHOLDER INFORMATION

These materials are for a special meeting of shareholders to be held in Kansas City, Missouri on December 17, 2004. They discuss the proposal to be voted on at the meeting, and contain your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to the Fund. If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, we'll vote it in accordance with the Board of Directors' recommendation.

WE URGE YOU TO SPEND A FEW MINUTES REVIEWING THE PROPOSAL IN THE PROXY STATEMENT. THEN, FILL OUT THE PROXY CARD AND RETURN IT TO US SO THAT WE KNOW HOW YOU WOULD LIKE TO VOTE. WE WELCOME YOUR COMMENTS. IF YOU HAVE ANY QUESTIONS, CALL TOLL-FREE 1-800-780-7198.
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Dear Shareholders:

      I am writing to request that you consider and vote on a matter relating to your investment in UMB Scout Balanced Fund, Inc. to be considered at a Special Meeting of Shareholders to be held in Kansas City, Missouri on December 17, 2004.

      This Meeting is critically important. You are being asked to consider and approve a Plan of Liquidation and Dissolution (the "Plan"), which would result in the Fund being liquidated and the proceeds from your shares of the Fund being distributed to you.

      The Board of Directors approved the Plan based on information presented that the projected growth in assets of the Fund was not sufficient to ensure that the Fund could continue to offer competitive performance and high quality service to shareholders over the long term. Consequently, after studying several options, the Fund's Board unanimously approved the Plan and believes it to be in the best interest of the shareholders to liquidate the Fund.

      The proxy statement uses a question-and-answer format designed to provide you with a simple and concise explanation of certain issues. Although much of the information in the proxy statement is technical and required by the various regulations that govern the Fund, we hope that this format will be helpful to you.

      Your vote is important to the Fund. Thank you in advance for considering this issue and for promptly returning your proxy card.

                                          Sincerely,

                                          /s/ Edward J. McShane, Jr.

                                          Edward J. McShane, Jr.
                                          President

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                          UMB SCOUT BALANCED FUND, INC.
                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 17, 2004


      A Special Meeting of Shareholders of UMB Scout Balanced Fund, Inc. will be held at the Fund's offices at 1010 Grand Boulevard, 3rd Floor, Kansas City, Missouri at 10 A.M. (Central Time) on December 17, 2004.

      During the Meeting, shareholders of the Fund will vote on the following proposal:

      1. To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (the "Plan") of the Fund.

      The Board of Directors has fixed November 1, 2004 as the record date for determination of shareholders entitled to vote at the Meeting.

                                    By Order of the Board of Directors,

                                    /s/ Barbara J. Demmer

                                    Barbara J. Demmer
                                    Secretary

Kansas City, Missouri
November 9, 2004


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         PLEASE SIGN AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED ENVELOPE
             REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
--------------------------------------------------------------------------------

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                          UMB SCOUT BALANCED FUND, INC.

                                 PROXY STATEMENT

WHO IS ASKING FOR MY VOTE?

The Board of Directors of UMB Scout Balanced Fund, Inc. (the "Fund") is requesting your vote at the Special Meeting of Shareholders of the Fund to be held on December 17, 2004, or any adjournments thereof (the "Meeting").

ON WHAT ISSUE AM I BEING ASKED TO VOTE?

You are being asked to approve a proposal for the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (the "Plan").

HOW WILL PROPOSED CHANGES AFFECT THE FUND AND MY INVESTMENT?

If the proposal to liquidate the Fund is approved, the Fund's assets will be liquidated and, after paying or reserving for liabilities, the proceeds will be distributed to Fund shareholders and the Fund will be dissolved pursuant to the Plan, which is attached to and described in the Proxy Statement. Shareholders should carefully read and consider the discussion of the proposal and the Plan in the Proxy Statement.

WHO IS ELIGIBLE TO VOTE?

Shareholders of record at the close of business on November 1, 2004 are entitled to vote at the Meeting. Each share of record is entitled to one vote and each fractional share of record is entitled to the corresponding fractional vote on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the Proxy Statement were mailed to shareholders of record on or about November 9, 2004.

HOW DO THE DIRECTORS RECOMMEND THAT I VOTE?

The Directors unanimously recommend that you vote FOR the proposal.

HOW DO I ENSURE THAT MY VOTE IS ACCURATELY RECORDED?

You may attend the Meeting and vote in person, or you may complete and return the enclosed proxy card. Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you simply sign and date the proxy card, but do no specify any vote for a proposal, your shares will be voted FOR that proposal.

MAY I REVOKE MY PROXY?

You may revoke your proxy at any time before it is voted by: (1) delivering a written revocation to the Secretary of the Fund; (2) forwarding to the Fund a later-dated proxy card that is received by the Fund at or prior to the Meeting; or (3) attending the Meeting and voting in person.


      PROPOSAL:   To approve the liquidation and dissolution of the Fund
                  pursuant to the Plan of Liquidation and Dissolution.

WHY IS THE BOARD PROPOSING TO LIQUIDATE AND DISSOLVE THE FUND?

The Fund was organized as a corporation under the laws of the State of Maryland on July 3, 1995, pursuant to its Articles of Incorporation, as amended on October 19, 1998. The Fund is a no-load, diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund seeks long-term growth of capital by investing in equity securities (common stocks, securities convertible into common stocks, preferred stocks and warrants), and seeks high current income by investing in fixed-income securities.

Scout Investment Advisors, Inc., the Fund's investment advisor (the "Advisor"), initially recommended the liquidation after determining that a liquidation of the Fund is in the interests of the Fund and its shareholders. The Fund has not attracted significant assets and has not performed in a manner that is likely to attract significant additional assets. Since the Fund's inception in 1995, the Fund's net assets have steadily declined. For example, as of June 30, 1997, the Fund had $8.26 million in net assets but has decreased to $3.84 million as of June 30, 2000, and to $1.48 million as of June 30, 2004. In addition, the Fund has under performed its broad-based market indices since its inception. The Fund's diminishing size and the unlikelihood of future growth make it difficult for the Fund to offer competitive performance and to continue to offer high quality service to shareholders over the long term. In addition, the costs associated with the ongoing operations of the Fund, which are borne by the Advisor, are expected to grow and, therefore, Management has determined that continuing to operate the Fund is no longer a viable alternative.

The Board considered whether there are other alternatives, such as a merger or transfer of assets, and if so, whether they would be in the interest of Fund shareholders. Based on Management's assessment of the current market conditions, the composition of the shareholder base, the small size of the Fund, the expenses that would be required to effect a transaction and tax and other related implications for Fund shareholders, the Board unanimously determined that liquidation and dissolution of the Fund was in the best interest of Fund shareholders and unanimously approved the Plan.

HOW WILL THE PLAN OF LIQUIDATION AND DISSOLUTION BE IMPLEMENTED?

The Plan is attached to this Proxy Statement and is summarized below. This summary is qualified in its entirety by reference to the Plan.

      1. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by a majority of the Fund's outstanding shares of record represented in person or by proxy at the Meeting or any adjournments or postponements thereof.

      2. DISSOLUTION. As soon as practicable after the Effective Date, the Fund will prepare and file its Articles of Dissolution in accordance with the laws of the State of Maryland.

      3. RESTRICTION OF TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective holdings at the close of business on the Effective Date or such later date as is determined by the Fund's officers (the "Valuation Date").

      4. LIQUIDATION OF ASSETS AND PAYMENT OF DEBTS. As soon as is reasonable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents and the officers of the Fund will pay, or make reasonable provision to pay, all claims and obligations of the Fund.

      5. LIQUIDATING DISTRIBUTION. Within 7 days after the Valuation Date, the Fund shall mail to each shareholder of record a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Fund after the payment of the Fund's debts. Any accrued income or gains will also be distributed as part of the liquidating distribution along with relevant information about such distribution.

      6. EXPENSES. The Advisor or its affiliates will bear all expenses incurred in carrying out the Plan.

Shareholders may redeem their shares at any time prior to the liquidation of the Fund, which is expected to occur on or about December 20, 2004.

The Fund operates under a unified fee structure in which the Advisor is responsible for all operating expenses of the Fund. Thus, the Fund's net asset value per share already reflects all normal operating expenses of the Fund. As noted above, the Advisor will also bear all expenses incurred in carrying out the Plan.

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IF THE FUND LIQUIDATES, WHAT WILL BE THE FEDERAL INCOME TAX CONSEQUENCE FOR
ME?

The following summary provides general information with regard to the federal income tax consequences to shareholders relating to receipt of the liquidation distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution. The Fund has not sought a ruling from the Internal Revenue Service ("IRS") with respect to this liquidation and dissolution. The statements below are, therefore, not binding upon the IRS, and therefore can be no assurance that the IRS will concur with this summary or that the tax consequences to any shareholder upon receipt of a liquidation distribution will be as set forth below.

While this summary addresses some of the U.S. federal income tax consequences of the Plan, neither state nor local tax consequences of the Plan are discussed. Implementing the Plan may impose unanticipated tax consequences on shareholders and affect shareholders differently, depending on their particular tax situations independent of the Plan. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF CURRENT U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AND WITH RESPECT TO STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN.

Pursuant to the Plan, the Fund will sell its portfolio holdings, which is expected to give rise to some capital gains. If the Fund was liquidated on September 30, 2004, the Fund would have experienced a net realized capital gain of approximately $88,000, which would have been offset in full or in part by the Fund's capital loss carryover of $283,000. Whether the Fund will have a net realized capital gain (or loss) on the Liquidation Date will depend on market conditions and redemption activity during the solicitation and liquidation period.

The Fund expects to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, expects to not be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to shareholders. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce any or all of the types of liquidating distributions.

If necessary, the Fund shall, by the Valuation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund's shareholders all of the Fund's investment company taxable income for the taxable years ending at or prior to the Valuation Date (computed without regard to any deduction for dividends paid), and all of the Fund's net capital gains, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

For taxable investors, for federal income tax purposes, a shareholder's receipt of the liquidation distribution will be a taxable event and will be treated as a sale of the shareholder's shares in exchange for the liquidation distribution (less the portion constituting an income dividend or capital gain distribution). Each shareholder will recognize a gain or loss in an amount equal to the difference between the liquidation distribution he or she receives and the adjusted tax basis of his or her shares. Assuming the shareholder holds his or her shares as a capital asset, the gain or loss generally will be treated as a capital gain or loss.

If the shares have been held for more than one year, the gain or loss will constitute a long-term capital gain or loss; otherwise, the gain or loss will constitute a short-term capital gain or loss. Long-term capital gains are currently taxed to non-corporate shareholders at a maximum federal tax rate of 15%.

Short-term capital gains are taxed to non-corporate shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate shareholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

Prior to the last day of the Fund's final taxable year, the Fund's Board of Directors must authorize any capital gain distribution and income dividend to be distributed as part of the liquidating distribution. Within 60 days after the close of the Fund's final taxable year, the Fund will notify shareholders as to the portion, if any, of the liquidating distribution that constitutes a capital gain distribution and that constitutes an income dividend.

Shareholders should be aware that the Fund will be required to withhold 28% of the liquidation distribution proceeds payable to any individual and certain other non-corporate shareholders who do not provide the Fund with a correct taxpayer identification number or who are otherwise subject to backup withholding. It is anticipated that the liquidation distribution will occur on December 20, 2004, or as soon as practicable thereafter.

In the event shareholders affirmatively vote to liquidate the Fund at the December 17, 2004, special meeting, liquidation proceeds for shareholders with tax qualified accounts, such as an IRA, Roth IRA, Education IRA, or a SEP, will be sent directly to the named custodian unless the shareholder delivers written instructions, prior to November 30, 2004, via U.S. Mail to P.O. Box 1241, Milwaukee, WI 53201-1241or via overnight mail to 803 West Michigan, Suite A, Milwaukee, WI 53233. The Fund recommends that shareholders consult their tax advisor prior to entrusting the Fund to transfer the account or liquidation proceeds.

The information above is only a summary of some of the federal income tax consequences generally affecting the Fund and its individual U.S. shareholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to shareholders other than U.S. individuals nor does it address state or local tax consequences.

MAY I REDEEM MY SHARES PRIOR TO THE LIQUIDATION?

Yes. You may redeem your shares or any portion of your shares at any time prior to the liquidation of the Fund, which is expected to occur on or about December 20, 2004. However, as noted above, all shareholders of record at the close of business on November 1, 2004 are eligible to vote. Therefore, even if you decide to redeem your shares prior to the liquidation of the Fund, you are still urged to vote your proxy.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSED LIQUIDATION?

Provided that a quorum is present, the approval of the proposed liquidation and dissolution of the Fund under Section 3-403 of the Maryland Code of Corporations and Associations requires the affirmative vote of more than 50% of the outstanding voting securities of the Fund, present in person or represented by proxy at the Meeting.

WHAT IF THE PROPOSAL IS NOT APPROVED?

If the shareholders do not approve the Plan, the Fund will temporarily continue to operate as an open-end registered management investment company and will continue to offer its shares and invest in assets in accordance with its stated objectives and policies. The Board will then consider other alternatives for the future of the Fund.

WILL ANY OTHER MATTERS BE PRESENTED AT THE MEETING?

The Board is not aware of any other matters to be presented at this Meeting. If any other matters are properly presented at the Meeting, the proxy holders will vote in accordance with the views of Management.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         THAT YOU APPROVE THE PROPOSAL.

                      ADDITIONAL INFORMATION ABOUT THE FUND

INVESTMENT MANAGER. Scout Investment Advisors, Inc. (the "Advisor") serves as the Fund's investment manager. The address of Scout Investment Advisors, Inc. is 1010 Grand Boulevard, Kansas City, MO 64141. The Advisor is a wholly-owned subsidiary of UMB Bank, n.a. ("UMB").

FUND SERVICES. UMB Fund Services, Inc., 803 West Michigan Street, Suite A, Milwaukee, WI 53233 ("UMBFS") provides various sub-administrative and fund accounting services to the Fund under a Sub-Administration and Fund Accounting Agreement dated May 19, 2001, as amended, between UMBFS and the Fund's Advisor. UMBFS is the parent of UMB Distribution Services, LLC, the Fund's distributor and a direct subsidiary of UMB Financial Corporation, the parent company of UMB, the Fund's custodian.

DISTRIBUTOR. UMB Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI 53233 (the "Distributor") acts as distributor to the Fund and acts as an exclusive agent for the Fund in selling its shares to the public. The Distributor is an affiliate of the Advisor.

CUSTODIAN. UMB Bank, n.a., 1010 Grand Boulevard, Kansas City, MO 64141, acts as custodian of the Fund's securities and other assets.

REPORTS TO SHAREHOLDERS AND FINANCIAL STATEMENTS. The Fund's last audited financial statements and annual report, for the fiscal year ended June 30, 2004, and its semi-annual report dated December 31, 2003, are available free of charge. To obtain a copy, please call 1-800-996-2862 or in the Kansas City area 816-751-5900, or forward a written request to UMB Scout Funds, P.O. Box 219757, Kansas City, MO 64121-9757.

PRINCIPAL SHAREHOLDERS. As of November 1, 2004, the Fund had 165,917.522 shares outstanding and total net assets of $1,461,361.03. The following shareholders owned of record more than 5% of the Fund as of that date:

        NAME                       SHARES OWNED           PERCENTAGE OF FUND
        ----                       ------------           ------------------

UMBSC & Co.*                        27,204.848                  16.40%
P.O. Box 419260,
Kansas City, MO 64141-6260

Don Stanley                         16,195.965                   9.76%
479 Mission Springs Street
Henderson, NV 89052

   *Shareholder of record, not beneficial owner.

From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding.

In addition, to the knowledge of the Fund's management, as of November 1, 2004, no Director of the Fund owned 1% or more of the outstanding shares of the Fund, and the Officers and Directors of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.

             ADDITIONAL INFORMATION ABOUT VOTING AND THE MEETING

SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Advisor. The Advisor reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. The Fund expects that the solicitation will be primarily by mail, but also may include telephone, personal interviews or other means. Investor Connect, 60 East 42nd Street, Suite 405, New York, New York 10165, a proxy solicitation firm, has been engaged to solicit proxies in connection with the Meeting.

The Fund does not reimburse Directors and officers of the Fund, or regular employees and agents of the Advisor involved in the solicitation of proxies. The Advisor intends to pay all costs associated with the solicitation and the Meeting.

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In addition to solicitations by mail, some of the executive officers and employees of the Fund, the Advisor and its affiliates, without extra compensation, may conduct additional solicitations by telephone, personal interviews and other means.

VOTING BY BROKER-DEALERS. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in "street name" for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms' proxy solicitation materials, the Fund understands that stock exchange rules permit the broker-dealers to vote on certain routine items to be considered at the Meeting on behalf of their customers and beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting those shares in the same proportion as they vote shares for which they received instructions.

QUORUM. A majority of the Fund's aggregate shares of stock outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at the Meeting. The shares over which broker-dealers have discretionary voting power, the shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists, but will not be counted as votes cast at the Meeting.

ADJOURNMENT. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, then the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies; provided that the persons named as proxies determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the Meeting originally notified.

OTHER MATTERS AND DISCRETION OF PERSONS NAMED IN THE PROXY. The Fund is not required, and does not intend, to hold regular annual meetings of shareholders. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for the next meeting of shareholders should send their written proposals to the Fund's offices, 1010 Grand Boulevard, Kansas City, Missouri 64141, so they are received within a reasonable time before any such meeting. No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Fund.

                                       By order of the Board of Directors,

                                       /s/ Barbara J. Demmer

                                       Barbara J. Demmer
                                       Secretary

Dated:  November 9, 2004
Kansas City, Missouri

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                                    EXHIBIT A

                          UMB SCOUT BALANCED FUND, INC.

                       PLAN OF LIQUIDATION AND DISSOLUTION

      The following Plan of Liquidation and Dissolution (the "Plan") of UMB Scout Balanced Fund, Inc. (the "Fund"), a Maryland corporation organized under the laws of the State of Maryland on July 3, 1995, pursuant to its Articles of Incorporation, as amended on October 19, 1998 and an open-end management investment company registered under the Investment Company Act of 1940, as amended, is intended to constitute a plan of liquidation under Section 331 or, if applicable, Section 332 of the Internal Revenue Code of 1986, as amended (the "Code"), and is also intended to accomplish the complete dissolution of the Fund, in conformity with the laws of the State of Maryland.

      WHEREAS, the Fund's Board of Directors unanimously determined that it is in the best interest of the Fund and its shareholders, to liquidate and dissolve the Fund and has considered and approved this Plan as the method of accomplishing such actions; and

      WHEREAS, the Board of Directors has directed that this Plan be submitted to the Fund's shareholders for their approval and, upon the approval of this Plan by the affirmative vote of more than 50% of the Fund's outstanding shares of record, represented in person or by proxy, at a meeting of the shareholders at which a quorum is present, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the laws of the State of Maryland and the Code.

      NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth

      1. Effective Date of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is approved by the affirmative vote of more than 50% of the Fund's outstanding shares of record represented in person or by proxy at a special meeting of shareholders of the Fund (the "Meeting") at which a quorum is present.

      2. Dissolution. Promptly following the Effective Date, the Fund shall be dissolved in accordance with its Articles of Incorporation and By-Laws and Articles of Dissolution shall be prepared and filed pursuant to the requirements of the laws of the State of Maryland.

      3. Cessation of Business. After the Effective Date, the Fund shall cease its business and shall not engage in any business activities except for the purposes of satisfying redemption requests and winding up its business and affairs, preserving the value of its assets and distributing the remaining assets of the Fund to the shareholders of the Fund, in accordance with the provisions of the Plan, after discharging or making reasonable provision for the liabilities of the Fund.

      4. Filing of IRS Form 966. Within thirty (30) days after the Effective Date, the Fund shall cause to be filed with the appropriate Internal Revenue Service Center a duly completed federal Form 966 and any required enclosures.

      5. Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective holdings at the close of business on the Effective Date of the Plan or such later date as is determined by the Fund's officers, which date shall not be more than 120 days after the Effective Date (the "Valuation Date"). On the Valuation Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect, or because the Plan is abandoned by the Board of Directors, the shareholders' respective interests in the Fund's assets shall not be transferable by a request for redemption, a negotiation of share certificates or otherwise.

      6. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, (a) all portfolio securities of the Fund shall be converted to cash or cash equivalents, and (b) the officers of the Fund shall pay, or make reasonable provision to pay, all claims and obligations in full, including all contingent, conditional or unmatured claims and obligations of the Fund known to the Fund, and all claims and obligations of the Fund which are known to the Fund but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets, such claims and obligations of a Fund shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.

      7. Liquidating Distribution. Within 7 days after the Valuation Date, the Fund shall mail to each shareholder of record on the Valuation Date a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Fund after the payment of the Fund's debts. Any accrued income or gains will also be distributed as part of the liquidating distribution. The Fund will provide each shareholder with information indicating the proportion, if any, of the liquidating distribution that is comprised of:
(i) income dividends; (ii) capital gain dividends; (iii) redemption proceeds relating to redemption requests on file with the Fund prior to the Valuation Date; and (iv) proceeds from the liquidation of shares pursuant to the Plan.

      8. Management and Expenses of the Fund Subsequent to the Liquidating Distribution. Scout Investment Advisors, Inc. or its affiliates shall bear the expenses incurred in carrying out this Plan including, but not limited to, printing, legal, accounting, custodian and transfer agency fees, and the expenses of reports to, or communications with, shareholders.

      9. Power of Board of Directors. The officers shall have authority to do or authorize any acts and things as provided for in the Plan and as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of certificates, tax returns and other papers. The death, resignation or disability of any Director or any officer of the Fund shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan. The Board of Directors shall have the authority to authorize variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Fund, and the distribution of the net assets of the Fund to shareholders in accordance with the laws of the State of Maryland.

Approved by Board of Directors:     October 25, 2004
                                    ----------------

                          UMB SCOUT BALANCED FUND, INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 17, 2004

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UMB SCOUT BALANCED FUND, INC.

The undersigned hereby revokes all previous proxies for his or her shares and appoints John C. Pauls and Edward J. McShane, Jr. and each of them, proxies of the undersigned with full power of substitution to vote all shares of the UMB Scout Balanced Fund, Inc. (the "Fund") held of record by the undersigned on November 1, 2004 at the Special Meeting of Shareholders to be held at the offices of UMB Scout Funds at 1010 Grand Boulevard, 3rd Floor, Kansas City, Missouri 64106 at 10:00 a.m., Central Time on December 17, 2004, including any adjournments thereof, upon such business as may properly be brought before the Meeting.

YOU ARE URGED TO DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY. THIS WILL SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.


                                           Please remember to sign, date and
                                           return the proxy, using the enclosed
                                           envelope.

                                           Dated: _______________________, 2004



                                       -----------------------------------------
                                       Signature  (Sign in the Box)

                                       Please sign exactly as your name appears on the mailing. When shares are held by joint tenants both should sign. When signing as an attorney or as executor, administrator, trustee or guardian, please give full title as such. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, please sign in full corporate name by President or other authorized officer and state title. If a partnership, please sign in partnership name by an authorized person.

                          Please turn over and complete


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UMB SCOUT BALANCED FUND, INC. (THE "FUND"). WHEN PROPERLY EXECUTED, IT WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN FAVOR OF THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING ABOUT WHICH THE PROXYHOLDERS WERE NOT AWARE PRIOR TO THE TIME OF THE SOLICITATION, AUTHORIZATION IS GIVEN THE PROXYHOLDERS TO VOTE IN ACCORDANCE WITH THE VIEWS OF MANAGEMENT ON SUCH MATTERS. MANAGEMENT IS NOT AWARE OF ANY SUCH MATTERS.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL

                                                 FOR        AGAINST      ABSTAIN

1. TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION OF THE FUND.

                                                 GRANT      WITHHOLD     ABSTAIN

2. TO VOTE IN ACCORDANCE WITH THE VIEWS OF MANAGEMENT UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.



                  PLEASE SIGN AND DATE ON THE REVERSE SIDE.